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Number: A-45547


COMPANY ACT


CANADA
PROVINCE OF BRITISH COLUMBIA


CERTIFICATE OF REGISTRATION



I HEREBY CERTIFY THAT PROFCO RESOURCES LTD.

HAS THIS DAY BEEN REGISTERED AS AN EXTRAPROVINCIAL COMPANY UNDER THE COMPANY ACT



ISSUED UNDER MY HAND AT VICTORIA, BRITISH COLUMBIA ON JULY 31, 1997



John S. Powell
Registrar of Companies


























Misc. Corporate
20F